Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION	For more information, please contact: Kira Perdue
Trevelino/Keller Communications Group for TRX
(404) 214-0722, extension 101
kperdue@trevelinokeller.com

TRX APPOINTS SHANE HAMMOND TO PRESIDENT, RESX TECHNOLOGIES

Hammond to Lead Team Singularly Focused on RESX Development, Support, and Global Growth

ATLANTA – 23 January 2007 – TRX, Inc. (NASDAQ: TRXI), a leading, independent provider of transaction processing and data integration solutions to the global travel industry, today amplified its commitment to the RESX online corporate booking engine through the creation of a new solution delivery team, RESX Technologies, and the appointment of Shane Hammond to the role of President, RESX Technologies.

Hammond will manage a team of RESX developers, support personnel, and sales and marketing executives to drive the global growth and expansion of the RESX application and related products. Hammond will continue to serve on the executive team and report to TRX President & CEO, Trip Davis. Vic Pynn, TRX Chief Operating Officer, will assume responsibilities for Sales & Client Services.

Said Davis, “Shane is one of our strongest leaders. He is passionate about our ability to succeed in the online booking marketplace. Working with travel agencies and corporate accounts, we have a loyal client base, an aggressive sales plan, and an exciting roadmap for 2007. I am confident in Shane’s ability to lead the RESX team and expand our market share.”

An imminent component of the 2007 RESX roadmap is the upcoming release of RESX v6.3 in late January. RESX v6.3 is a complete redesign of the online reservation application that incorporates Web 2.0 practices throughout the booking experience and includes a new user interface, updated workflow, improved navigation, an air pricing matrix, style sheets for corporate customization and branding, and a new user profile display.

The upcoming launch of RESX v6.3 and its new user interface have generated significant interest in the RESX application. Since December 2006, an additional 11 travel management companies have completed RESX Distributor agreements, including A & I, Andavo Travel, Covington Travel, Executive Travel, Sprayberry Travel, TravelStore, Inc., Tower Travel, TravelOne, US Travel, Welcome Aboard Travel, and World Travel Service.

Hammond commented, “I couldn’t be more excited. Our team is energized about the opportunities in front of us, starting with the launch of RESX v6.3. RESX is an incredibly robust travel management tool, and the new user interface will significantly improve the user experience. We expect overall adoption to increase, and when that happens, our clients, and their corporate customers, all benefit.”

Throughout the rest of 2007, Hammond and the RESX Technologies team will focus on strengthening existing distributor relationships, adding new distributors, and streamlining the product development cycle to introduce features more rapidly.

Hammond concluded, “My team is set. Our collective goal is to deliver an application that will increase our distributors’ value and help corporations decrease their travel costs. We’re ready to put our plans into action.”

About TRX, Inc.

TRX is a leading, independent provider of transaction processing and data integration services to the global travel industry. TRX provides five hosted technology and service offerings: RESX (Online Booking), SELEX (Agent Technology), CORREX (Automated Processing), TRANXACT (Settlement & Exceptions), and DATATRAX (Data Integration). TRX provides each of these solutions independently or as a comprehensive, integrated end-to-end processing suite for travel agencies, travel suppliers, large corporations, credit card issuers, and expense management companies. TRX is headquartered in Atlanta, Georgia with operations and associates in North America, Europe, and Asia.

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Copyright 2007 TRX, Inc. All rights reserved.

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Forward Looking Statements

Certain statements contained herein may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information as of their dates and are subject to risks and uncertainties that may cause actual results to differ materially from the statements and other information contained herein, including risks and uncertainties associated with the effects of changes in the responsibilities of management personnel.

Additional information regarding risks and uncertainties is contained in the Company’s periodic filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K. Forward-looking statements speak only as of their respective dates, and the Company specifically disclaims any obligation to update them except as may be required under the federal securities laws.

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Copyright 2007 TRX, Inc. All rights reserved.